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                       SECURITIES AND EXCHANGE COMMISSION
                                 Draft 12/30/98

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 15, 1998



                        INTENSIVA HEALTHCARE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)






           Delaware                      000-21505              43-1690769
(State or Other Jurisdiction of  (Commission File Number)    (IRS Employer
        Incorporation)                                    Identification Number)




          7733 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105

                     (Address of Principal Executive Office)
       Registrant's telephone number, including area code: (314) 725-0112

Item 1.  Change in Control of Registrant.

     On December 16, 1998, Select Medical Corporation ("Parent"), Inc., a Delaware corporation, announced that its wholly-owned subsidiary Select Medical of Mechanicsburg, Inc. (the "Purchaser"), a Delaware corporation, completed its previously announced tender offer (the "Offer") to purchase all outstanding shares of Common Stock, par value $.001 per share (the "Shares"), of Intensiva HealthCare Corporation (the "Company") at $9.625 per share in cash. Approximately 9,619,379 shares were tendered at the expiration of the Offer at midnight (EST) on December 15, 1998. The tendered shares represented approximately 95.4% of the Company's outstanding shares of common stock.

     The Offer was made pursuant to an Agreement and Plan of Merger, dated as of November 9, 1998, by and among the Company, the Purchaser, and Parent (the "Merger Agreement").

     Pursuant to the Merger Agreement, following the completion of the Offer the Purchaser was merged into the Company, with the Company continuing as the surviving corporation. Because the Purchaser owned in excess of 90% of the outstanding shares of common stock of the Company, the merger was consummated without a meeting of stockholders of the Company pursuant to Section 253 of the General Corporation Law of Delaware. Following the merger, each share of common stock of the Company previously outstanding (other than shares owned by Parent, any direct or indirect wholly owned subsidiary of Parent, or held in the treasury of the Company) represent solely (i) the right to receive $9.625 per share in cash, without interest, upon surrender of the certificate formerly representing such share or (ii) a right to dissent from the merger and obtain an appraisal of such share under applicable Delaware law.

     The total amount of funds required by the Purchaser to consummate the share acquisition and the merger, and for the settlement of outstanding options and warrants to purchase shares of common stock of the Company, is approximately
$130 million. The Parent obtained $35 million through the issuance of subordinated debt to a fund associated with one of its existing stockholders and $65 million from the issuance of equity principally to its existing stockholders of funds affiliated with them. The balance of the funds required by Purchaser to consummate the Offer and the subsequent merger were drawn from Parent's existing credit facilities. Any debt incurred in connection with such transactions is expected to be repaid from funds internally generated by the Parent and its subsidiaries and from external sources, including potentially from the sales of debt and equity securities on terms not yet determined.

     Pursuant to the Merger Agreement, upon the effectiveness of the merger, the directors and officers of the Purchaser immediately prior thereto became the directors and officers of the Company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     C.  Exhibits

     Exhibit 99.1 Solicitation/Recommendation Statement on Schedule 14D-9 dated November 17, 1998 (the "Schedule 14D-9") filed by the registrant with the Securities Exchange Commission on November 17, 1998 and incorporated herein by reference (including the Merger Agreement which was filed as Exhibit 1to the Schedule 14D-9).

     Exhibit 99.2 Press Release, dated November 9, 1998, issued by Intensiva HealthCare Corporation (incorporated by reference to Exhibit 99.3 to the Schedule 14D-9)

     Exhibit 99.3  Information  Statement  dated  November 17, 1998  pursuant to
          Section 14(f) of the Securities and Exchange Act of 1934 and Rule 14f-1 thereunder filed with the Securities Exchange Commission on November 18, 1998 and incorporated herein by reference.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 INTENSIVA HEALTHCARE CORPORATION

Date: December 30, 1998          By: /s/ SCOTT A. ROMBERGER
                                     -----------------------------------
                                     Name:    Scott A. Romberger
                                     Title:   Vice President